As filed with the United States Securities and Exchange Commission on February 4, 2026.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Hennessy Capital Investment Corp. VIII

(Exact name of registrant as specified in its charter)

Cayman Islands	6770	98-1872964
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

195 US Hwy 50, Suite 207

Zephyr Cove, Nevada 89448

Telephone: (775) 339-1671

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Daniel J. Hennessy

Chairman and Chief Executive Officer

Hennessy Capital Investment Corp. VIII

195 US Hwy 50, Suite 207

Zephyr Cove, Nevada 89448

Telephone: (775) 339-1671

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael P. Heinz Jeffrey N. Smith Sidley Austin LLP 787 Seventh Avenue New York, New York 10019 (212) 839-5300	Simon Raftopoulos Alexandra Low Appleby (Cayman) Ltd. 9th Floor, 60 Nexus Way Camana Bay Grand Cayman, KY1-1104 (345) 949-4900	Christian O. Nagler, P.C. Mathieu Kohmann Kirkland & Ellis LLP 601 Lexington Ave New York, New York 10022 (212) 446-4800

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-291924

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed with respect to the registration of 4,025,000 additional units of Hennessy Capital Investment Corp. VIII, a Cayman Islands exempted company with limited liability (the “Registrant”), each consisting of one Class A ordinary share and one right to receive one-twelfth (1/12) of a Class A ordinary share upon the consummation of an initial business combination, pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-291924) (the “Prior Registration Statement”), initially filed by the Registrant on December 3, 2025, and declared effective by the Securities and Exchange Commission (the “Commission”) on February 4, 2026. The required opinions of counsels and related consents and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

CERTIFICATION

The Registrant hereby certifies to the Commission that (1) it has instructed its bank to pay the filing fee set forth herein by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business as of February 5, 2026), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than February 5, 2026.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits. All exhibits filed with or incorporated by reference in the Registration Statement on Form S-1 (File No. 333-291924) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit	Description
5.1	Opinion of Sidley Austin LLP
5.2	Opinion of Appleby (Cayman) Ltd.
23.1	Consent of WithumSmith+Brown, PC
23.2	Consent of Sidley Austin LLP (included in Exhibit 5.1)
23.3	Consent of Appleby (Cayman) Ltd. (included in Exhibit 5.2)
24.1	Power of Attorney (included in signature page to the Registrant’s Prior Registration Statement (File No.333-291924), filed on December 3, 2025
107	Filing Fee Table

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Zephyr Cove, State of Nevada on the 4th day of February, 2026.

HENNESSY CAPITAL INVESTMENT CORP. VIII

By:	/s/ Nicholas Geeza
Name:	Nicholas Geeza
Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chairman of the Board and Chief Executive Officer	February 4, 2026
Daniel J. Hennessy	(Principal Executive Officer)

/s/ Nicholas Geeza	Chief Financial Officer	February 4, 2026
Nicholas Geeza	(Principal Financial and Accounting Officer)

*	President and Director	February 4, 2026
Thomas D. Hennessy

*By:	/s/ Nicholas Geeza
Nicholas Geeza
Attorney-in-Fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement, solely in its capacity as the duly authorized representative of Hennessy Capital Investment Corp. VIII, in Zephyr Cove, Nevada, on the 4th day of February, 2026.

By:	/s/ Nicholas Geeza
Name:	Nicholas Geeza
Title:	Chief Financial Officer

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